SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2012 (August 16, 2012)

RAPTOR RESOURCES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53585	65-0813656
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

41 Howe Lane

Freehold, New Jersey 07728

(Address of Principal Executive Offices)

(732) 252-5146

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets.

The registrant, Raptor Resources Holdings Inc. ("Raptor Resources"), entered into an Exchange Agreement dated August 16, 2012, pursuant to which it purchased through its majority-owned subsidiary, Mabwe Minerals Inc., 49% of Mabwe Minerals Zimbabwe (Private) Limited ("Mabwe "Z") for 25,000 restricted shares of Raptor Resources Series B convertible preferred shares that allow the holder of such shares at its discretion to convert into shares of common stock of Raptor Resources and Mabwe Minerals Inc., after having held the shares for 12 months. Raptor Resources purchase of 49% of Mabwe Z meets the Zimbabwe Indigenous Law requiring 51% local Zimbabwe ownership of companies in companies jointly owned with foreign persons. Raptor Resources intends to have Mabwe Z conduct mining and commercial sales of industrial minerals and metals in Zimbabwe, with the initial focus being barite. A copy of the Exchange Agreement is attached as Exhibits 10.1 to this Current Report on Form 8-K. The above description of the Exchange Agreement is qualified by reference to the complete text of the Exchange Agreement.

Raptor Resources issued a press release to announce the completion of the acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, Raptor Resources has agreed to issue Mabwe Z 25,000 restricted shares of Raptor Resources Series B convertible preferred shares that convert, at the election of the holder following a one year holding period, into 1,250,000 shares of Raptor Resources common stock and 625,000 shares of Mabwe common stock. These shares are issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and Rule 506 promulgated by the SEC thereunder.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Exchange Agreement, dated August 16, 2012, among Raptor Resources Holdings Inc., Mabwe Minerals Inc. and Mabwe Minerals Zimbabwe (Private) Limited

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2012	RAPTOR RESOURCES HOLDINGS INC.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and Chief Executive Officer

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